UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2015

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 28, 2015, Party City Holdco Inc.’s indirect subsidiary, Party City Holdings Inc. (“PCHI”) announced a proposed refinancing transaction, including refinancing of (i) that certain ABL Credit Agreement, dated as of July 27, 2012, among PC Intermediate Holdings, Inc., PCHI, Party City Corporation (as successor by merger to PC Finance Sub, Inc.), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto as lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, supplemented or otherwise modified, the “ABL Credit Agreement”) and (ii) that certain Term Loan Credit Agreement, dated as of July 27, 2012, among PC Intermediate Holdings, Inc., PCHI, Party City Corporation (as successor by merger to PC Finance Sub, Inc.), the subsidiaries of the borrowers from time to time party thereto, the financial institutions party thereto as lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, restated, supplemented or otherwise modified, the “Term Loan Credit Agreement”). In addition PCHI intends to redeem $350 million of its outstanding $700 million aggregate principal amount 8.875% senior notes due 2020 (the “Notes”) (the refinancing of the ABL Credit Agreement and the Term Loan Credit Agreement, and the partial redemption of the Notes collectively, the “Refinancing”).

In connection with the proposed Refinancing, on July 28, 2015, PCHI caused to be delivered to the holders of the Notes a conditional notice of redemption relating to the redemption of $350 million of the Notes (the “Redemption”) to be redeemed on August 27, 2015 (the “Redemption Date”), pursuant to the Indenture, dated as of July 27, 2012, by and among PCHI, the guarantors party thereto and Wilmington Trust, National Association, as trustee (as amended, supplemented or otherwise modified, the “Indenture”). The redemption price for the Notes is 106.656 % of the principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date (the “Redemption Payment”).

PCHI’s obligation to pay the Redemption Payment on the Redemption Date is conditioned upon the consummation of a refinancing of the indebtedness of PCHI under (i) the ABL Credit Agreement and (ii) the Term Loan Credit Agreement, resulting in gross proceeds to PCHI of an amount sufficient, together with cash on hand, to repay the existing indebtedness under the agreements listed in clauses (i) and (ii) above, to make the Redemption Payment and to pay related fees and expenses on or before August 27, 2015 (such condition, the “Refinancing Condition”); provided, that PCHI may waive the Refinancing Condition in its sole discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: July 28, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer